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                                                                    EXHIBIT 10.5
                                    SUBLEASE

         This Sublease is entered into this 26th day of March, 1997, between Carollo Engineers, an Arizona partnership ("Sublessor") and ParcPlace Digitalk, a Delaware corporation ("Sublessee").

         Sublessor is the Tenant under a Lease from Spieker Properties, successor-in-interest to VFT Real Estate Corp. IV, a Delaware corporation, Landlord, dated March 3, 1994 (the "Lease"). The lease covers approximately 2,862 rentable sq. ft. in the building located at 5100 SW Macadam Avenue, Suite 350, Portland Oregon. A complete copy of the Lease is attached hereto as Exhibit A.

         Sublessee wishes to sublease from Sublessor, all of the premises covered by the Lease.

         NOW THEREFORE, Sublessor hereby subleases the premises described in the attached Exhibit B (the "Premises"), an area of approximately 2,862 rentable sq. ft. and Sublessee agrees to sublease the Premises from Sublessor on the following terms:

1.    Term                 The term of this Sublease shall commence on April 15,
                           1997, and shall continue through and including June
                           29, 2000.

2.    Rent                 Sublessee shall pay to Sublessor base rent in the sum
                           of 53,458.25 per month from April 15, 1997 through June 30, 1997, and $3,577.50 per month from July 1,
                           1997 through June 29, 2000 on the first day of each month of the lease term. Base rent shall be escalated at the same time and in the same amount per square foot as the rent paid by Sublessor to the Landlord under Sections 19.1 & 19.4, Excavation Provisions, in the Maters Lease dated march 4, 1994. Sublessor shall pay to the Landlord under the Lease all rent and other charges required to be paid by Sublessor under the Lease.

3.    Sublessee
      Consideration        Sublessee shall pay the sum of $0 as sublease
                           consideration. Sublessor may apply the sublease consideration to pay the cost of performing any obligation which Sublessee fails to perform within the time required by this Sublease, but such application by Sublessor shall not be the exclusive remedy for Sublessee's default. If the sublease consideration is applied by Sublessor, Sublessee shall on demand pay the sum necessary to replenish the sublease consideration to its original amount. To the extent not applied by Sublessor to cure defaults by Sublessee, the sublease consideration shall be applied against the rent payable for the last month of the term. The sublease consideration shall not be refundable.


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4.    Obligations of
      Sublessee            Sublessee shall perform all of the obligations of
                           Tenant under the Lease (except the obligation to pay rent and other obligations inconsistent with this Sublease) as if Sublessee were the Tenant under the Lease and Sublessor was the Landlord under the Lease.
                           The terms of the Lease are hereby expressly incorporated as part of this Sublease. In the event
                           Sublessee fails to comply with such terms, or the terms of this Sublease, Sublessor shall be entitled to all of the remedies granted to Landlord in the Lease, together with any other rights Sublessor might otherwise have. All provisions in the Lease dealing with indemnity and liability shall be applicable as between Sublessor and Sublessee and Sublessees and the Landlord under the Lease. Sublessee shall name both Sublessor and the Landlord and Landlord's managing agent under the Lease as named insured in the insurance policies it is required to obtain hereunder.

5.    Representations
      of Sublessor         Sublessor represents and warrants that the Lease is
                           in good standing and that Sublessor has, to the best of its knowledge, complied with all of its obligations thereunder through the date hereof.
                           Sublessor shall make all rental and other payments required by the Lease.

6.    Condition of
      Premises Unless otherwise expressly provided herein, the Premises are leased as in the condition now existing with no additional work to be performed by Sublessor or Landlord.

7.    Notices              With respect to notices between Sublessor and
                           Sublessee, the addresses for notice shall be the addresses stated in this Sublease.

8.    Waiver of
      Subrogation          Neither Sublessor, Sublessee nor the Landlord under
                           the Lease (nor Landlord's managing agent) shall have any claim against the other for any loss or damage of a type which is coverable by fire and extended coverage insurance, including water damage or sprinkler leakage, regardless of negligence.

9.    Sublessee
      Improvements         Sublessee improvements to space shall be at the sole
                           cost and responsibility of Sublessee. All improvements to said space shall be approved by Sublessor and Landlord.

10.   Option to
      Terminate            As per paragraph 23 of the Addendum to the Master
                           Lease dated March 3, 1994, Carollo Engineers agrees, so long as Sublessee is not in default, not to terminate this lease through June 29, 2000.

11.   Additional
      Provisions           This Sublease incorporates the terms and conditions
                           contained in the following Exhibits:


      Exhibit A - The Lease
      Exhibit B - Description of the Premises


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         IN WITNESS WHEREOF, the parties have executed this Sublease as of the day and year first written above.


SUBLESSOR:                                          By:_________________________
Carollo Engineers, an Arizona                             Gary Deis, Partner
partnership

Address for notices:
c/o Bob Eimsead
Carollo Engineers
5100 SW Masadarm Avenue, Suite 440
Portland, OR  97201

SUBLESSEE:                                        By:___________________________
ParcPlace Digitalk, Inc., a Delaware
corporation                                       Title:________________________

Address for notices:
999 E. Arguas
Sunnyvale, CA  94086


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